Exhibit 10.1

Matthew B. Brady
1240 Camelot Lane
Lemont, IL 60439
November 20, 2017

Kirk Brannock
Chairman of the Board, Westell

Dear Kirk:

It is with regret that I tender my resignation from the Westell. My last day of employment with Westell will be December 1, 2017.

I am grateful for having had the opportunity to run Westell over the past several months and I offer my best wishes for its continued success.

Sincerely,

/s/ Matthew B. Brady

Matthew B. Brady
President and Chief Executive Officer, Westell